As filed with the Securities and Exchange Commission on August 9, 2001

                                                       Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                              Network Commerce Inc.
             (Exact name of registrant as specified in its charter)

          Washington                                        91-162810
   (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or  organization)                   Indentification Number)

                              411 1st Avenue South
                                 Suite 200 North
                                Seattle, WA 98104
                                 (206) 223-1996

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Dwayne M. Walker
                      President and Chief Executive Officer
                              411 1st Avenue South
                                 Suite 200 North
                                Seattle, WA 98104
                                 (206) 223-1996

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                   Copies to:
                                 Gary J. Kocher
                               Annette D. Elinger
                            Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                         Seattle, Washington 98104-7078
                                 (206) 623-7580
                              ---------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If this form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please  check  the   following   box.|_|
                              ---------------------

                                    CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   Title of Each Class of         Amount to be       Proposed Maximum Aggregate     Proposed Maximum Per        Amount of
Securities to Be Registered       Registered (1)        Offering Price (2)         Share Offering Price (3)   Regisration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value    750,000 shares            $300,000                     $0.40                      $75.00
===================================================================================================================================

     (1) The number of shares registered includes an indeterminate number of additional shares that may be issued as a result of stock splits, stock dividends and similar distributions with respect to the shares registered hereby.
     (2) All shares registered pursuant to this registration statement are to be offered by selling shareholder.
     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low selling prices of the Common Stock on August 6, 2001, as reported on the Nasdaq National Market.
                              ---------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.]



                  Subject to completion, Dated August 9, 2001.




                                 750,000 Shares

                              Network Commerce Inc.

                              ---------------------

                                  Common Stock

                              ---------------------

     The selling shareholder is offering to sell up to 750,000 shares of our common stock with this prospectus. Network Commerce Inc. will not receive any of the proceeds from sales of these shares by the selling shareholder.

     On September 28, 2000, in connection with the closing of a private placement, we issued convertible promissory notes in the aggregate principal amount of $20.0 million (the "Convertible Notes") to the selling shareholder. On July 25, 2001, we cancelled the Convertible Notes in exchange for a cash payment to the selling shareholder of $2,200,000.00 and delivery of a new convertible promissory note in the principal amount of $1,500,000.00 (the "Settlement Note"). The Settlement Note obligates us to register the shares of common stock which are issuable upon conversion of the Settlement Note.

     Our common stock is listed for trading on the Nasdaq National Market under the symbol "NWKC". On August 6, 2001, the last reported sale price of our common stock, as reported on the Nasdaq National Market, was $0.40 per share.

     The selling shareholder may offer its shares of common stock from time to time, in the open market, on the Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholder may engage brokers or dealers who may receive commissions or discounts from the selling shareholder. Any broker-dealer acquiring the common stock from the selling shareholder may sell such securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling shareholder will pay any brokerage commissions and discounts attributable to the sale of the shares.

     Before buying any shares you should read the discussion of material risks of investing in common stock in "Risk Factors" beginning on Page 1.

                              ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ---------------------

                The date of this Prospectus is August 9, 2001.

                                TABLE OF CONTENTS

RISK FACTORS.......................................................1


FORWARD-LOOKING STATEMENTS........................................12


WHERE YOU CAN FIND MORE INFORMATION...............................12


INCORPORATION OF INFORMATION WE FILE WITH THE SEC.................12


USE OF PROCEEDS...................................................13


DIVIDEND POLICY...................................................13


SELLING SHAREHOLDER...............................................13


PLAN OF DISTRIBUTION..............................................14


VALIDITY OF COMMON STOCK..........................................15


EXPERTS...........................................................15


     We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of Network Commerce Inc. may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

                                RISK FACTORS

     You should consider carefully the following risks and other information included in this prospectus, including our historical consolidated financial statements and related notes, before you decide to purchase shares of our common stock. While we have attempted to identify the primary known risks and uncertainties that are material to our business, additional risks and uncertainties that we have not yet identified or that we currently think are immaterial may also impair our business operations. However, these are the risks our management believes are material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

     Our future capital requirements are likely to be substantial and we may not be able to obtain financing on favorable terms, if at all, and we have received a "Going Concern" opinion from our accountants.

     Our future capital requirements depend upon many factors, including, but not limited to:

          the level of revenues in 2001, which we expect to decline from 2000 levels;

          the rate at which we are able to reduce expense levels; o the extent to which we develop and upgrade our technology and data network infrastructure;

          the occurrence, timing, size and success of any asset dispositions in which we may engage; and

          the  scope  and  success  of  our  restructuring  efforts,   including
          reductions in our workforce.

     We believe that our cash reserves and cash flows from operations will be adequate to fund our present operations through September 2001. However, we will require substantial additional funds in the future. Our plans for financing may include, but are not limited to, the following:

          engaging a financial advisor to explore strategic alternatives, which may include a merger, asset sale, or another comparable transaction;

          raising  additional  capital to fund continuing  operations by private
          placements   of  equity   and/or  debt   securities   or  through  the
          establishment of other funding facilities; and

          forming a joint venture with a strategic partner or partners to provide additional capital resources to fund operations.

     We have secured an $18 million equity line of credit, under which we have the right, but not the obligation, during the eighteen month term of the agreement to obtain equity financing through the issuance of common stock in a series of periodic draw downs at a discount to the market price at the time of sale. We cannot begin to draw down on the equity line of credit until a registration statement filed with respect to the equity line of credit is declared effective. While we have secured financing, many companies in the Internet industry have experienced difficulty raising additional financing in recent months. Additional financing may not be available to us on favorable terms or at all. Even if additional financing is available, we may be required to obtain the consent of our existing lenders or the party from whom we secured our equity line of credit, which we may not be able to obtain. If additional financing is not available to us we may need to dramatically change our business plan, sell or merge our business, or face bankruptcy. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing stockholders and our issuance of debt securities could increase the risk or perceived risk of our Company.

     Our inability to secure additional financing would have a material adverse effect on whether we would be able to successfully implement our proposed business plan and our ability to continue as a going concern. Our independent accountants have issued a "going concern" opinion in their report to our financial statements for the year ended December 31, 2000, citing recurring operating losses, reduced working capital and violation of debt covenants. Accordingly, those conditions raise substantial doubt about our ability to continue as a going concern.

Failure to restructure payments to our creditors could result in our bankruptcy.

     We are receiving pressure for payments from trade creditors and are seeking to restructure the payment terms; however, there is no assurance that we will be able to do this. If we are unable to reach agreement with certain trade creditors regarding the restructuring of payment terms, our creditors may seek to file a petition in bankruptcy against us, or we may need to seek protection of the bankruptcy court. Even if we are successful in restructuring our obligations, we may need additional capital to avoid bankruptcy.

Our continued NASDAQ National Market Listing is not assured, which could make it more difficult to raise capital.

     Our common stock is presently listed on the Nasdaq National Market. In order to maintain such listing, we must continue to satisfy on-going listing requirements, some of which we currently do not satisfy. Potential events that could lead to our delisting from the Nasdaq National Market include:

          failure to maintain a minimum bid price for the common stock of either $1.00 per share or $5.00 per share, depending on, among other things, whether or not tangible net assets for the company are greater than or less than $4 million;

          failure  to  maintain  an  audit   committee  which  comports  to  the
          independence and other standards of the Nasdaq and the Securities and Exchange Commission (the "SEC");

          failure to maintain a board with an adequate number of independent members; and

          failure to timely hold annual meetings of stockholders and comply with other corporate governance requirements.

     Our common stock has been trading below the $1 minimum bid requirement. By notice dated June 15, 2001, Nasdaq notified us of the delisting of our common stock from the Nasdaq National Market. On July 25, 2001, we attended a hearing before the Nasdaq Listings Qualification Panel to appeal the notice concerning the potential delisting of our common stock from the Nasdaq National Market. Pending outcome of the hearing, Nasdaq will defer the delisting of our common stock but there is no guarantee as to how long we can defer the delisting of our common stock. If we lose our Nasdaq National Market status, our common stock would trade either on the Nasdaq Small Cap market or in the over-the-counter market, both of which are viewed by most investors as less desirable, less liquid marketplaces. Among other things, our common stock would then constitute "penny stock," which would place increased regulatory burden upon brokers, making them less likely to make a market in the stock. Loss of our Nasdaq National Market status could make it more difficult for us to raise capital or complete acquisitions and would also complicate compliance with state blue sky laws.

     Several of our board members have resigned. Our board currently has three independent members and one management member. There can be no assurances that there will not be additional resignations or that suitable replacement board members can be found.

We have a history of losses.

     We incurred net losses of $24.7 million for the year ended December 31, 1998, $75.9 million for the year ended December 31, 1999, $262.0 million for the year ended December 31, 2000 and $175.8 million for the six-months ended June 30, 2001. At June 30, 2001, we had an accumulated deficit of $543.1 million. We have historically invested heavily in sales and marketing, technology infrastructure and research and development. As a result, we must generate significant revenues to achieve and maintain profitability. There can be no assurance that we will ever become profitable on an annual basis. We expect that our sales and marketing research and development and general and administrative expenses will decrease in absolute dollars but may increase as a percentage of revenues.

     Additionally, if our remaining cost-basis investments and acquisitions, which are in early-stage technology companies, are not successful, we will incur additional losses from asset impairment charges, lease and employee terminations and other restructuring costs.

Our future revenues are unpredictable and we expect our operating results to fluctuate from period to period.

     Our business model has been applied to the Internet only since the mid-1990's and continues to evolve. Therefore, we have limited experience in planning the financial needs and operating expenses of our business. It is difficult for us to accurately forecast our revenues in any given period. We will not sustain our recent revenue growth rates and we expect a significant decline in revenues and as a result we may not achieve profitability or become cash flow positive. If our revenues in a particular period fall short of our expectations, we will likely be unable to quickly adjust our spending in order to compensate for that revenue shortfall.

     Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, such as:

          declines in the number of businesses and merchants to which we provide our products and services;

          the amount and timing of operating costs and expenditures relating to expansion of our operations; and

          the mix of products and services that we sell.

     In addition, factors beyond our control may also cause our operating results to fluctuate, such as:

          the announcement or introduction of new or enhanced products or services by our competitors;

          registration services related to the introduction of new top level domains;

          a decrease in the growth of Internet usage; and

          the pricing policies of our competitors.

     Period-to-period comparisons of our operating results are not a good indicator of our future performance, particularly in light of recent changes in our business focus. It is likely that our operating results in some quarters may not meet the expectations of stock market analysts and investors and this could cause our stock price to decline.

Our business model is unproven and changing.

     We provide technology infrastructure and online business services. We have limited experience as a company, particularly with these businesses. Additionally, the Internet, on which our business model relies, is still unproven as a business medium and has experienced significant industry slow down in recent months. Accordingly, our business model may not be successful, and we may need to change it. Our ability to generate sufficient revenues to achieve profitability or become cash flow positive will depend, in large part, on our ability to successfully market our technology infrastructure services.

If we fail to effectively manage the rapid change of our operations our business will suffer.

     Our ability to successfully offer our products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We are diversifying and changing the scope of our operations. In January 2001, we announced plans to discontinue the ShopNow.com marketplace that we launched in August 1998. In March 2001, we announced plans to discontinue our gaming and entertainment site, SpeedyClick.com. In recent months, we have increasingly focused on developing and providing technology infrastructure and online business services. Due to the recent shifts in our business focus, our historical results are likely not indicative of our future performance and you may have difficulty evaluating our business and prospects. While our operations have been changing, we have reduced our overall number of employees from 620 in October 2000 to 95 as of July 31, 2001. These changes in our business plan and reduction in personnel have placed, and will continue to place, a significant strain on our management systems, infrastructure and resources. Simultaneously, the reduction in our workforce may make it more difficult to execute and implement our business plan. We will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to train and manage our workforce. Furthermore, we expect that we will be required to manage an increasing number of relationships with various customers and other third parties. Any failure to adapt to any of the foregoing areas efficiently and effectively could cause our business to suffer.

Any future growth may depend on our ability to successfully integrate the businesses we have acquired through acquisitions.

     Our success depends on our ability to continually enhance and expand our technology platforms and our online business services including domain registration and hosting services in response to changing technologies, customer demands and competitive pressures. Consequently, we acquired complementary technologies or businesses in the past. Our integration of these acquired businesses, technologies and personnel, has been difficult since they have diverted management's attention from other business concerns and resulted in our entry into markets in which we had no direct prior experience. As a result we have been forced to sell three of these acquired businesses. If we are unable to grow our business or successfully integrate the remaining acquired businesses, it could cause us to lose business to our competitors, drain our financial resources and our operating results could suffer.

Our success depends upon achieving adequate market share to increase our revenues and become profitable.

         Our success depends upon achieving significant market penetration and acceptance of our products and online business services. We have only recently begun to expand our technology infrastructure services. We may not currently have adequate market share to successfully execute our business plan. If we are unable to reach and retain substantial numbers of customers, our business model may not be sustainable.

     To successfully market and sell our products and online business services we must:

          become recognized as a leading provider of technology infrastructure and online business services;

          enhance existing products and services;

          add new products and services and increase awareness of these products and services; o complete projects on time;

          increase the number of businesses and merchants using our products and online business services; and

          continue  to  increase  the   attractiveness   of  the  eHost.com  and
          Freemerchant.com Web sites.

We face significant competition.

     The market for our products and services is highly competitive, and we expect competition to intensify in the future. Barriers to entry are not significant. Our failure to compete effectively could result in the following:

          fewer businesses and merchants using our technology infrastructure products and services;

          the obsolescence of the technology underlying our products and services;

          a decrease in traffic on our Web sites; and o a reduction in the prices of or profits on our products and services.

     The number of companies providing technology infrastructure services, hosting services and marketing services is large and increasing at a rapid rate. We expect that additional companies, which to date have not had a substantial commercial presence on the Internet or in our markets, will offer competing products and services. Companies such as InfoSpace Inc., Yahoo! Inc., Register.com, Microsoft and Network Solutions offer alternatives to one or more of our products and services.

     Many of our competitors and potential competitors have substantial competitive advantages as compared to us, including:

          larger customer or user bases;

          the ability to offer a wider array of technology infrastructure products and solutions;

          greater name recognition and larger marketing budgets and resources; o substantially greater financial, technical and other resources;

          the ability to offer additional content and other personalization features; and

          larger production and technical staffs.

     These advantages may enable our competitors to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisition or other opportunities more readily, or develop and expand their product and service offerings more quickly.

     In addition, as the use of the Internet and online products and services increases, larger well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce enabling solutions, and existing providers may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of Web directories and information services that compete with our products and services may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.

We cannot predict with any certainty the effect that new governmental and regulatory policies, or industry reactions to those policies, will have on our domain registration business.

     Before April 1999, the domain name registration system for the .com, .net and .org domains was managed by Network Solutions pursuant to a cooperative agreement with the U.S. government. In November 1998, the Department of Commerce recognized the Internet Corporation for Assigned Names and Numbers, commonly known as ICANN, to oversee key aspects of the Internet domain name registration system. We cannot predict with any certainty that future measures adopted by the Department of Commerce or ICANN will benefit us or that they will not materially harm our business, financial condition and results of operations. In addition, we continue to face the following risks:

          the U.S. government may, for any reason, reassess its decision to introduce competition into, or ICANN's role in overseeing, the domain name registration market;

          the Internet community may become dissatisfied with ICANN and refuse to recognize its authority or support its policies, which could create instability in the domain name registration system; and

          ICANN may fail to approve our accreditation, or attempt to impose additional fees on registrars if it fails to obtain funding sufficient to run its operations.

Our business will suffer if we fail to maintain our strategic business relationships or are unable to enter into new relationships.

     An important element of our strategy involves entering into business relationships with other companies. Our success is dependent on maintaining our current contractual relationships and developing new strategic relationships.

These contractual relationships typically involve joint marketing, licensing or promotional arrangements. Although these relationships are an important factor in our strategy because they enable us to enhance our product and service offerings, the parties with which we contract may not view their relationships with us as significant to their own businesses. Most of these relationships may be terminated by either party with little notice. Accordingly, in order to maintain our strategic business relationships with some of these partners we will need to meet our partners' specific business objectives, which may include incremental revenue, brand awareness and implementation of specific e-commerce applications. If our strategic business relationships are discontinued for any reason, or if we are unsuccessful in entering into new relationships in the future, our business and results of operations may be harmed.

We may not derive substantial benefits from our strategic relationships.

     To date, we have not derived material revenue from our strategic relationships, and some of these relationships impose substantial obligations on us. It is not certain that the benefits to us will outweigh our obligations. Several of our significant business arrangements do not establish minimum performance requirements but instead rely on contractual best efforts obligations of the parties with which we contract.

We depend on our key personnel for successful operation of our business.

     Our success depends on the skills, experience and performance of our senior management and other key personnel, specifically including Dwayne Walker, our Chairman and Chief Executive Officer. Many of our executive officers have joined us within the past three years. If we do not quickly and efficiently integrate these new personnel into our management and culture, our business could suffer. If we fail to successfully attract and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our ability to manage and expand our business could suffer. Our current financial situation may make it more difficult to retain key employees.

Our ability to develop and integrate infrastructure technologies is subject to uncertainties.

     We have limited experience delivering our technology infrastructure products and services. In order to remain competitive, we must regularly upgrade our technology infrastructure products and services to incorporate current technology, which requires us to integrate complex computer hardware and software components. If we do not successfully integrate these components, the quality and performance of our online offerings may be reduced. While these technologies are generally commercially available, we may be required to expend considerable time and money in order to successfully integrate them into our products and services and this may cause our business to suffer. We must also maintain an adequate testing and technical support infrastructure to ensure the successful introduction of products and services.

Our computer systems may be vulnerable to system failures.

     Our success depends on the performance, reliability and availability of the technology supporting our products and services. Our revenues depend, in large part, on the number of businesses and consumers that use our products and services. This depends, in part, upon our actual and perceived reliability and performance. Any inability to provide our products and services could cause us to lose customers and therefore lose revenue. Substantially all of our computer and communications hardware is located at our facilities in Seattle, Washington. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-in, earthquake and similar events. In addition, due to the ongoing power shortages in California, the Pacific Northwest may experience power shortages or outages. These power shortages or outages could cause disruptions to our operations, which in turn may result in a material decrease in our revenues and earnings and have a material adverse affect on our operating results. Because we presently do not have fully redundant systems or a formal disaster recovery plan, a systems failure could adversely affect our business. In addition, our computer systems are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which may lead to interruptions, delays, loss of data or inability to process online transactions for our clients. We may be required to expend considerable time and money to correct any system failure. If we are unable to fix a problem that arises, we may lose customers or be unable to conduct our business at all.

Our business may be harmed by defects in our software and systems.

     We have developed custom software for our network servers and have licensed additional software from third parties. This software may contain undetected errors or defects. We may be unable to fix defects in a timely or cost-effective manner.

We will need to expand and upgrade our systems in order to maintain customer satisfaction.

     We must expand and upgrade our technology, transaction processing systems and network infrastructure if the number of businesses and merchants using our online business services, or the volume of traffic on our Web sites or our clients' Web sites, increases substantially. We could experience periodic capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. We may be unable to accurately project the rate or timing of increases, if any, in the use of our products or services or our Web sites, or when we must expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Any inability to do so could harm our business.

Our international operations involve risks.

     We are subject to risks specific to Internet-based companies in foreign markets. These risks include:

          delays in the development of the Internet as a commerce medium in international markets;

          restrictions on the export of encryption technology; and

          increased risk of piracy and limits on our ability to enforce our intellectual property rights.

We may be unable to adequately protect our intellectual property and proprietary rights.

     We regard our intellectual property rights as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy portions of or reverse engineer our software and use information that we regard as proprietary. We currently have been granted two patents and have six patent applications pending in the United States Patent and Trademark Office covering different aspects of our product architecture and technology. However, there is no assurance that any pending patent application will result in an issued patent, or that our existing patents or any future patent will not be challenged, invalidated or circumvented, or that the rights granted under any patent will provide us with a competitive advantage. The laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States, and our means of protecting our proprietary rights abroad may not be adequate. Any misappropriation of our proprietary information by third parties could adversely affect our business by enabling third parties to compete more effectively with us.

Our technology may infringe the intellectual property rights of others.

     We cannot be certain that our technology does not infringe issued patents or other intellectual property rights of others. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our software. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Intellectual property litigation is expensive and time-consuming, and could divert our management's attention away from running our business.

If the security provided by our e-commerce, hosting or marketing services is breached, we may be liable to our clients and our reputation could be harmed.

     A fundamental requirement for e-commerce is the secure transmission of confidential information of businesses, merchants and shoppers over the Internet. Among the e-commerce, hosting and marketing services we offer to merchants are security features such as:

          secure online payment services;

          secure order processing services; and

          fraud prevention and management services.

     Third parties may attempt to breach the security provided by our e-commerce, hosting or marketing products and services or the security of our clients' internal systems. If they are successful, they could obtain
confidential   information  about  businesses  and  shoppers  using  our  online marketplaces, including their passwords, financial account information, credit card numbers or other personal information. We may be liable to our clients or to shoppers for any breach in security. Even if we are not held liable, a security breach could harm our reputation, and the mere perception of security risks, valid or not, could inhibit market acceptance of our products and services. We may be required to expend significant capital and other resources to license additional encryption or other technologies to protect against security breaches or to alleviate problems caused by these breaches. In addition, our clients might decide to stop using our e-commerce products and services if their customers experience security breaches.

Risks Related to Our Industry

We are vulnerable to downturns experienced by other Internet companies or the Internet Industry in general.

     We derive a significant portion of our revenue from strategic marketing and advertising relationships with other Internet companies and we own equity in a number of Internet companies. At the current time, some of these companies are having difficulty generating operating cash flow or raising capital, or are anticipating such difficulties, and are electing to scale back the resources they devote to advertising, including on our network. Other companies in the Internet industry have depleted their available capital and have ceased operations or filed for bankruptcy protection or may be expected to do so.

     Difficulties such as these may affect our ability to collect revenues or advances against revenues from our existing partners or advertisers as such amounts become due and may impair the value of the equity we hold in certain of our partners. If the current environment for Internet companies does not improve, our business and financial results may suffer.

Our success depends on continued increases in the use of the Internet as a commercial medium.

     We depend on the growing use and acceptance of the Internet by businesses, merchants and shoppers as a medium of commerce. Rapid growth in the use of and interest in the Internet and online products and services is a recent development. No one can be certain that acceptance and use of the Internet and online products and services will continue to develop or that a sufficiently broad base of businesses, merchants and shoppers will adopt and continue to use the Internet and online products and services as a medium of commerce.

     The Internet may fail as a commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, including security technology and performance improvements. For example, if technologies such as software that stops advertising from appearing on a Web user's computer screen gain wide acceptance, the attractiveness of the Internet to advertisers would be diminished, which could harm our business.

Rapid technological change could negatively affect our business.

     Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize the market for our products and services. Our future success will depend in significant part on our ability to improve the performance, content and reliability of our products and services in response to both the evolving demands of the market and competitive product and service offerings. Our efforts in these areas may not be successful. If a large number of our clients adopt new Internet technologies or standards, we may incur substantial expenditures modifying or adapting our products and services to remain compatible with their systems.

We rely on the Internet infrastructure provided by others to operate our business.

     Our success depends in large part on other companies maintaining the Internet infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and service. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure of thousands of computers communicating via telephone lines, coaxial cable and other telecommunications systems may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. If the performance or reliability of the Internet suffers, Internet users could have difficulty obtaining access to the Internet. In addition, data transmitted over the Internet, including information and graphics contained on Web pages, could reach Internet users much more slowly. This could result in frustration of Internet users, which could decrease online traffic and cause advertisers to reduce their Internet expenditures.

Future governmental regulation and privacy concerns could adversely affect our business.

     We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the
Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease growth in the use of the Internet, which could in turn decrease demand for our products and services, decrease traffic on our online marketplaces, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or new application or interpretation of existing laws, could have a material adverse effect on our business.

     The Federal Communications Commission is currently reviewing its regulatory positions on the privacy protection given to data transmissions over telecommunications networks and could seek to impose some form of telecommunications carrier regulation on telecommunications functions of information services. State public utility commissions generally have declined to regulate information services, although the public service commissions of some states continue to review potential regulation of such services. Future regulation or regulatory changes regarding data privacy could have an adverse effect on our business by requiring us to incur substantial additional expenses in order to comply with this type of regulation.

     A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Foreign countries also may tax Internet transactions. The taxation of Internet-related activities could have the effect of imposing additional costs on companies, such as Network Commerce, that conduct business over the Internet. This, in turn, could lead to increased prices for products and services, which could result in decreased demand for our solutions.

We could face liability for material transmitted over the Internet by others.

     Because material may be downloaded from Web sites hosted by us and subsequently distributed to others, there is a potential that claims will be made against us for negligence, copyright or trademark infringement or other theories based on the nature and content of this material. Negligence and product liability claims also potentially may be made against us due to our role in facilitating the purchase of some products, for example firearms. Although we carry general liability insurance, our insurance may not cover claims of these types, or may not be adequate to indemnify us against this type of liability. Any imposition of liability, and in particular liability that is not covered by our insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation and our operating results, or could result in the imposition of criminal penalties on us.

We do not currently collect sales tax from all transactions.

     We do not currently collect sales or other similar taxes on products sold by us and delivered into states other than Washington, California, Georgia and New York. However, one or more states or foreign countries may seek to impose sales, value added or other tax collection obligations on out-of-state or foreign companies engaging in e-commerce. In addition, any new operation in states outside of those for which we currently collect sales tax could subject shipments into these states to state or foreign sales taxes. A successful assertion by one or more states or any foreign country that we should collect sales, value added or other similar taxes on the sale of merchandise or services could result in liability for penalties as well as substantially higher expenses incurred by our business.

Risks Related to this Offering

Provisions of our charter documents and Washington law could discourage our acquisition by a third party.

     Specific provisions of our articles of incorporation and bylaws and Washington law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders.

     Our articles of incorporation and bylaws establish a classified board of directors, eliminate the ability of shareholders to call special meetings, eliminate cumulative voting for directors and establish procedures for advance notification of shareholder proposals. The presence of a classified board and the elimination of cumulative voting may make it more difficult for an acquirer to replace our board of directors. Further, the elimination of cumulative voting substantially reduces the ability of minority shareholders to obtain representation on the board of directors.

     Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our shareholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of Network Commerce and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

     Washington  law  imposes   restrictions  on  some  transactions  between  a
corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a target corporation, with some exceptions, from engaging in particular significant business transactions with an acquiring person, which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the acquisition. Prohibited transactions include, among other things:

          a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

          termination of 5% or more of the employees of the target  corporation;
          or

          allowing the acquiring person to receive any disproportionate benefit as a shareholder.

     A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Network Commerce. The foregoing provisions of our charter documents and Washington law could have the effect of making it more difficult or more expensive for a third party to acquire, or could discourage a third party from attempting to acquire, control of Network Commerce. These provisions may therefore have the effect of limiting the price that investors might be willing to pay in the future for our common stock.

Our stock price is volatile.

         The stock market in general, and the stock prices of Internet-related companies in particular, have recently experienced extreme volatility, which has often been unrelated to the operating performance of any particular company or companies. Our stock price has and could continue to be subject to wide fluctuations in response to factors such as the following:

          actual or anticipated variations in quarterly results of operations;

          the addition or loss of merchants and shopper traffic;

          announcements of technological innovations, new products or services by us or our competitors;

          changes in financial estimates or recommendations by securities analysts;

          conditions or trends in the Internet, e-commerce and marketing industries;

          changes in the market  valuations of other  Internet or online service
          or   software   companies;

          our  announcements    of    significant    acquisitions,     strategic
          relationships, joint ventures or capital commitments;

          additions or departures of key personnel;

          sales of our common stock;

          general market conditions; and

          other events or factors, many of which are beyond our control.

     These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. The trading prices of the stocks of many technology companies are at or near historical highs and reflect price to earnings ratios substantially above historical levels. These trading prices and price-to-earnings ratios may not be sustained.

     In the past, securities class action litigation has often been brought against companies following periods of volatility in their stock prices. We have been subject to litigation filed by our shareholders claiming violations of the securities laws and may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's time and resources, which could cause our business to suffer.

Absence of dividends could reduce our attractiveness to investors.

     Some investors favor companies that pay dividends, particularly in market downturns. We intend to retain any future earnings for funding growth and, therefore we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, the return on our shareholders' investments likely depends on their ability to sell our stock for a profit.

                           FORWARD-LOOKING STATEMENTS

     Any statement in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the Safe Harbor provisions for forward looking statements in these sections. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates" and "intends" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of numerous factors, as more fully described in "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference herein. You should not unduly rely on these forward-looking statements, which apply only as of the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding issuers, including us, that file documents with the SEC electronically. You can also inspect our SEC filings at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington DC 20006.

     This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC with respect to the common stock offered by this prospectus. This prospectus does not contain all the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the common stock offered by the selling shareholder.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

          our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001;

          our Proxy Statement for the 2001 Annual Meeting of Shareholders; and

          our Forms 8-K filed on January 4, 2001, January 24, 2001, February 2, 2001, April 4, 2001, June 25, 2001, July 2, 2001, July 16, 2001 July
          31, 2001 and August 7, 2001, as amended.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. However, we will not provide copies of the exhibits to these filings unless we specifically incorporated by reference the exhibits in this prospectus.

                                 General Counsel
                              Network Commerce Inc.
                             411 First Avenue South
                                 Suite 200 North
                            Seattle, Washington 98104
                                 (206) 223-1996

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of our common stock offered in this prospectus.

                                 DIVIDEND POLICY

     We have never paid dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                               SELLING SHAREHOLDER

     All of the shares covered by this prospectus are being registered for sale on behalf of the selling shareholder named in the table below. We issued all the shares to the selling shareholder in a private placement transaction. We have registered the shares to permit the selling shareholder and its pledgees, donees, transferees or other successors in interest that receive their shares from the selling shareholder as a gift, partnership distribution or another nonsale-related transfer after the date of this prospectus to resell the shares when they deem appropriate.

     This Prospectus covers the sale by the selling shareholder of shares of our common stock, including up to 750,000 shares that are issuable to the selling shareholder upon conversion of a promissory note issued in connection with a Settlement Agreement entered into by us and the selling shareholder dated July 25, 2001.

     The selling shareholder has represented that it qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended. We agreed in the Settlement Agreement to prepare and file this registration statement and to bear all expenses, other than fees and expenses of counsel or other advisors for the selling shareholder and underwriting discounts and commissions and brokerage commissions and fees. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until such date as is the earlier of (i) the date on which all of the shares covered by this prospectus have been sold and (ii) the date on which all of the shares covered by this prospectus may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect or any successor provision.

     Unless otherwise noted in the table below, the selling shareholder has not had a material relationship with us within the past three years, except as a result of the ownership of the shares offered in this prospectus or other of our securities.

     The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholderas of the date of this prospectus, the number of shares of common stock to be sold by the selling shareholder pursuant to this prospectus and the percentage of the outstanding common stock to be held by it after this offering. The number of shares owned by the selling shareholder is based upon a determination of beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The selling shareholder is not obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling shareholder may sell all or part of its shares, no estimate can be given as to the number of shares that will be held by the selling shareholder upon termination of any offering made hereby.

                                                  Prior to Offering                                  After Offering

                                        Number of Shares          Number of Shares       Number of Shares
Name of Selling Shareholder            Beneficially Owned        Offered Hereby       Beneficially Owned (1)  Percent of Class
Capital Ventures International (2)     271,805 (3)               750,000 (4)                  0                       0

     (1) Assumes the sale of all shares offered in this prospectus and no other purchases or sales of our common stock.

     (2) Heights Capital Management, Inc., as selling shareholder's authorized agent, has discretionary authority to vote and dispose of these shares and may be deemed to be a beneficial owner of these shares. The selling shareholder does not have, and with the past three years has not had, any position, office or other material relationship with the Company.

     (3) Except under limited circumstances, no holder of the Settlement Note is entitled to convert any portion of the Settlemetn Note into shares of common stock or to dispose of any portion of the Settlement Note to the extent that the right to effect such conversion or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares set forth herein and which the selling shareholder may sell pursuant to this prospectus may exceed the number of shares of common stock it would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

     (4) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the selling shareholder may also offer and sell common stock issued with respect to the Settlement Note as a result of stock splits, stock dividends and similar distributions with respect to the shares registered hereby.

                              PLAN OF DISTRIBUTION

     This prospectus covers 750,000 shares of our common stock. All of the shares offered hereby are issuable to the selling shareholder upon conversion of the Settlement Note. We will not realize any proceeds from the sale of the shares by the selling shareholder.

     The shares may be sold or distributed from time to time by the selling shareholder, or by pledges, donees or transferees of, other successors in interest to, the selling shareholder, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices or at fixed prices, which may be changed. The shares may be sold by one or more of the following methods: (i) ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part; (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale of such purchases by their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into an existing market for the shares; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means. The selling shareholder or its successor in interest may also enter into options or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, the selling shareholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by the selling shareholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling shareholder and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling shareholder and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, commissions or concessions they receive and proceeds of any sale or shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Neither we nor the selling shareholder can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, the selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act of 1933, as amended.

     Furthermore, in the event of a "distribution" of shares by the selling shareholder, the selling shareholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act of 1934, as amended, which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.


     We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling shareholder and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholder.

     The selling shareholder is not restricted as to the price or prices at which it may sell its shares. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, the selling shareholder is not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.

                            VALIDITY OF COMMON STOCK

     The validity of the shares offered by this Prospectus has been passed upon for us by Preston Gates & Ellis LLP, Seattle, Washington.

                                     EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts payable, by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


        SEC registration fee                        $         75
        Legal fees and expenses                     $     15,000
        Accounting fees and expenses                $     20,000
        Miscellaneous fees and expenses             $     10,000
        Total                                       $     45,075

Item 15.  Indemnification of Directors and Officers

     Sections   23B.08.500  through   23B.08.600  of  the  Washington   Business
Corporation  Act  authorize  a court  to  award,  or a  corporation's  board  of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article X of the registrant's amended and restated articles of incorporation and Section 5.1 of Article V of the registrant's bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law and provide the directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of the registrant's amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

Item 16.  Exhibits

        4.1+       Settlement Agreement dated as of July 25, 2001 between
                    Network Commerce Inc. and Capital Ventures International
        4.2+       Promissory Note dated as of July 25, 2001
        5.1        Opinion of Preston Gates & Ellis LLP, counsel to the
                    registrant, regarding the legality of the common stock that constitute the Registered Shares
        23.1       Consent of Arthur Andersen LLP, independent auditors
        23.2       Consent of Preston Gates & Ellis LLP (contained in the
                    opinion filed as Exhibit 5.1 hereto)
        24.1       Power of attorney (contained on signature page)

                   +Incorporated by reference to the Current Report on Form 8-K (File No. 000-26707) filed by registrant on July 31, 2001, as amended.

Item 17.  Undertakings

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act of 1933, as amended shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 8th day of August, 2001.

                                   Network Commerce Inc.



                                   /s/ Dwayne M. Walker
                                   -------------------------------------------
                                   By:  Dwayne M. Walker, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Dwayne M. Walker and Charles W. Dent, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto. All prior authorizations and powers of attorney with respect to the subject matter hereof are hereby revoked.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 8th day of August, 2001.

       Signature                         Title

       /s/Dwayne M. Walker               Chairman  of  the  Board;
                                         Chief   Executive   Officer,
                                         President and Chief Operating Officer

       /s/David Lonsdale                 Director

       /s/Mark Terbeek                   Director

       /s/Christopher Fenner             Director

                                  EXHIBIT INDEX

       Exhibit
       Number


        4.1+       Settlement Agreement dated as of July 25, 2001 between
                    Network Commerce Inc. and Capital Ventures International
        4.2+       Promissory Note dated as of July 25, 2001
        5.1        Opinion of Preston Gates & Ellis LLP, counsel to the
                    registrant, regarding the legality of the common stock that constitute the Registered Shares
        23.1       Consent of Arthur Andersen LLP, independent auditors
        23.2       Consent of Preston Gates & Ellis LLP (contained in the
                    opinion filed as Exhibit 5.1 hereto)
        24.1       Power of attorney (contained on signature page)

                   +Incorporated by reference to the Current Report on Form 8-K (File No. 000-26707) filed by registrant on July 31, 2001, as amended.